THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A BLACK BAR AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PROMOTION/ENDORSEMENT AGREEMENT

This agreement (the "Agreement"), dated as of November 20, 2012, sets forth the agreement between BillMyParents, Inc.("Company"), having an address at 6190 Cornerstone Court, Suite 216, San Diego, CA 92121, and Justin Bieber Brands, LLC f/so Justin Bieber (collectively, "Talent"), having an address at c/o TSG Financial LLC, 133 Peachtree Street, Suite 4070, Atlanta, GA 30303, Attn.: Solomon Smallwood, CPA, for the personal services of Talent.

WHEREAS, Company is a financial solutions company focused on helping teenagers and young adults manage spending, and which offers a prepaid reloadable debit card with parental features ("Product") expected to be called the SpendSmart Card or such other name selected by the Company and approved by Talent, such approval not to be unreasonable withheld, conditioned or delayed (provided that, subject to the provisions of this Agreement, Talent's disapproval of the card name "BillMyParents" [or any substantially similar derivative thereof] shall not be deemed unreasonable).

WHEREAS, Company desires to have Talent promote and endorse the Product, and Talent desires to do so, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other valuable consideration, the parties agree as follows:

Term: The term of the Agreement shall commence as of the date hereof and continue through the date that is fourteen (14) months from the date hereof (the "Term").

Territory: Worldwide

Compensation: In full consideration of Talent's services, the grant of rights contained herein, and the other obligations of Talent as set forth herein:

(i) Company shall pay to Talent a non-returnable fee of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) (the "Advance"), which shall be recoupable solely from the Royalty (as defined below) payable to Talent hereunder. The Advance shall be payable as follows: (i) One Million Nine Hundred Thousand Dollars ($1,900,000) upon the parties' execution of the Agreement; and (ii) One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) on January 2, 2013. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, Talent shall not be obligated to return any portion of the Advance due to any failure to recoup the Advance in full from the Royalty (as defined below).

(ii) Company shall pay to Talent an amount equal to [redacted] ("Incentive Compensation") per active Talent Account (as defined below), calculated as of the last day of each month of the Term (the "Calculation Date"). Company shall make each Incentive Compensation payment as soon as practicable after each Calculation Date, but in no event later than the earlier of (A) seven (7) business days after the receipt by Company of information from its vendors necessary to calculate such payments or (B) thirty (30) days after the Calculation Date. For the avoidance of doubt, the Incentive Compensation shall be paid to Talent without regard to the recoupment of the Advance.

(iii) Talent shall be entitled to receive a royalty equal to [redacted] ("Royalty") per active Talent Account (as defined below), calculated as of the Calculation Date, and payable prospectively following recoupment of the Advance, as soon as practicable after each Calculation Date, but in no event later than the earlier of (A) seven (7) business days after the receipt by Company of information from its vendors necessary to calculate such payments or (B) thirty (30) days after the Calculation Date.

(iv) Company hereby issues to Talent a warrant to purchase Four Million (2,000,000) shares of common stock of the Company in the Form of Exhibit "A-1" hereto (the "Warrant"). The Warrant shall provide that the right to purchase One Million (1,000,000) shares shall be fully vested as of the date hereof, and the rights to purchase the remaining shares shall vest in equal monthly installments during the Term; provided that in the event the Agreement is terminated due to a breach by Company hereunder, the rights to purchase the remaining shares shall immediately vest upon such termination.

(v) In addition, the Company hereby issues to Talent a warrant to purchase up to Two Million (2,000,000) shares of common stock of the Company, which shall be exercisable for the number of shares of Company common stock equal to five (5) times the number of active Talent Accounts calculated as of the last day of the Term provided that the number of active Talent Accounts on that date exceeds Two Hundred Fifty Thousand (250,000) (the "Additional Warrant"). The Additional Warrant shall be exercisable no more rapidly than in equal monthly installments during the six (6) month period immediately following the Term. The Additional Warrant shall be in a form of Warrant attached hereto as Exhibit "A-2." In the event the product of five (5) times the number of active Talent Accounts calculated as of the last day of the Term exceeds Two Million (2,000,000), the Company will issue to Talent a warrant to purchase the number of shares in excess of Two Million (2,000,000) (the "End of Term Warrant"). The End of Term Warrant shall be in the same form as the Warrant and the Additional Warrant except that the exercise price of the End of Term Warrant shall be the arithmetic mean of the high and low prices of the Company's common stock on the last trading day before the date of the issuance of the End of Term Warrant.

(vi) The exercise price of the Warrant and the Additional Warrant shall be the arithmetic mean of the high and low prices of the Company's common stock on the last trading day before the date of this Agreement. All shares of common stock of the Company underlying the Warrant and Additional Warrant shall, upon exercise and full payment of the exercise price therefor, be fully paid, non-assessable, free from any lien or encumbrance, and immediately tradable upon the implementation of an effective registration statement in place with respect to such shares. Talent will be granted piggyback registration rights for shares of common stock purchased pursuant to the Warrant, which permit Talent to include the same in a registration statement the Company may file under the Securities Act of 1933 (subject to any underwriter or regulator advised cutbacks on the number of shares which may be registered).

(vii) As used herein, a "Talent Account" shall mean the activation of a new Product account that is attributable to:

a. Talent's live touring events and personal appearances;
b. Cardholder Experience(s), as set forth below;
c. Talent's Social Media Posts, as set forth below; and
d. Talent's rendition of services hereunder, as determined by Company in good faith in consultation with Talent.

For the avoidance of doubt, the activation of a Product bearing any Identification Materials shall be deemed to be a Talent Account. An active Talent Account shall be a Talent Account pursuant to which Company is generating a monthly service fee (for which Company is receiving payment) regardless of how or whether the Product is used; provided, that in the event Company waives (or otherwise discontinues charging) a monthly service fee (other than the first month's fee for an account, which the parties acknowledge and agree Company shall have the right to waive) for an account that would otherwise constitute an active Talent Account hereunder, then such account shall be deemed an active Talent Account for purposes of this paragraph. Notwithstanding the foregoing, a Talent Account that is activated by a customer during the Term hereunder shall be deemed an active Talent Account created during the Term hereof, even if such account does not begin generating a monthly service fee until after the termination/expiration of the Term.

All services and deliverables to be provided by Talent to Company hereunder shall be provided in accordance with the schedule set forth on Schedule A hereto, which is incorporated by reference and made a part of this Agreement.

Post-Term

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A BLACK BAR AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Compensation:

(i) Following the Term, with respect to Talent Accounts established during the Term, Talent shall be entitled to receive (A) the Royalty in perpetuity, calculated as of the last day of each month, subject only to recoupment of the Advance, and (B) the Incentive Compensation, in perpetuity.

(ii) Following the Term, in the event Talent extends this Agreement as provided below, with respect to Talent Accounts established after the Term, Talent shall be entitled to receive the Royalty and Incentive Compensation, in perpetuity, plus an additional warrant (collectively, the "Further Warrants") to purchase up to Two Million (2,000,000) shares of common stock for each Extension Period elected by Talent. If Talent elects to extend for an Extension Period, Company shall issue each Further Warrant on the first day of such Extension Period. Each Further Warrant shall be in form substantially similar to the Additional Warrant, except: (A) the exercise price shall be the arithmetic mean of the high and low prices for the Company's common stock on the last trading day before the date of issuance of the Further Warrant; and (B) the Further Warrant shall vest in equal monthly installments during the Extension Period.

(iii) Following the Term, in the event Talent does not extend this Agreement as provided below, with respect to Talent Accounts established after the Term, Talent shall be entitled to the Incentive Compensation for such active Talent Accounts.

(iv) Following the Term, Talent may elect, in Talent's sole discretion, to extend the Term by rendering the following post-Term services on a year-by-year basis during the twelve (12) month period following expiration of the Term or during any such successive twelve (12) month period (each an "Extension Period"): (i) Talent's participation in the filming of at least [redacted] additional Videos (as defined below); and (ii) Talent's posting of [redacted] Social Media Posts (as defined below) (comprised of [redacted] tweets and [redacted] Facebook posts). The rendering of post-Term services by Talent shall be consistent with the timing of services to be provided by Talent during the Term set forth on Schedule A hereto. Talent shall provide written notice to Company at least thirty (30) days prior to the end of the Term or Extension Period, as applicable, if Talent plans to extend the Term for an additional Extension Period. Notwithstanding anything to the contrary, Talent shall be entitled to extend the Term a maximum of three (3) times, after which Company and Talent shall mutually agree to any further extensions of the Term.

Grant of Rights:

Solely during the Term hereof and any Extension Period, Talent hereby grants to Company the right to use Talent's approved name, approved image, approved likeness, approved signature, approved statements, approved quotes, approved tips, approved testimonials, approved biographical materials, and other approved indicia of Talent's identity (collectively, the "Identification Materials") on and in connection with the Product and in approved advertising and approved promotional materials therefor solely as set forth herein. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the parties agree and acknowledge that (i) no rights in any musical performance by Talent are granted hereunder and (ii) the Identification Materials shall not be used or exploited in connection with any of the following media: (A) television, (B) radio, (C) print/billboard/outdoor advertising, and (D) industrial/cinema. Each use of Identification Materials is subject to Talent's prior written approval as set forth below. All rights not specifically granted hereunder are reserved. No use shall be made of the Identification Materials in any manner that could be interpreted as an implied or direct endorsement of any product, company or service other than the Product. Prior to distribution or publication of any materials embodying the Identification Materials, Company shall submit to Talent for Talent's prior written approval, all materials embodying the Identification Materials, including without limitation, the Product and all packaging, advertising or marketing materials for the Product, as well as any other promotional, advertising, and/or marketing materials to the extent that they incorporate or display or will otherwise be used in connection with the Product. Approval submissions may be sent by mail or email to Talent's management [currently [redacted] and [redacted] and [redacted] at the addresses designated by Talent; provided, further, that Company shall have direct access to such contacts and each of such contacts, individually, shall have the power to approve, on behalf of Talent, Company submissions to Talent. Talent's approval shall not be unreasonably conditioned, delayed or withheld. Talent shall use its reasonable efforts to provide approval/disapproval of such materials in a timely manner, not to exceed ten (10) days, and any failure to respond shall be deemed to be disapproved by Talent. In the event Talent disapproves a submission, Talent shall provide Company with the

reason(s) for such disapproval. Any item disapproved by Talent must be modified and resubmitted for approval prior to use. To the extent there is any material change to a previously approved item, it must be resubmitted to Talent for approval prior to use. At no additional cost to Company, Talent hereby agrees to provide Company with [redacted] photographs, to be mutually approved and selected by Talent and Company, for use on the Product and for other mutually approved uses as set forth herein. Upon expiration of the Term and any Extension Period (including as a result of a termination as set forth below), Company will immediately cease any and all use of materials created hereunder embodying Identification Materials and Company will have no further rights in or to the Identification Materials; provided further that a reasonable and customary wind-down period of the use of the physical materials (as opposed to the digital materials, which will require cessation within seven (7) days of termination) created hereunder embodying Identification Materials shall be permitted; provided further, that (i) such wind-down period does not exceed forty-five (45) days and (ii) the post-Term use of SpendSmart cards by customers that embody Identification Materials shall be permitted, but only if such SpendSmart cards were purchased by such customers during the Term (and any Extension Period) hereof.

"BillMyParents": Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, except as may be required by law, rule or regulation, no Identification Materials shall be used on or in connection with, or bearing any relation to (directly or indirectly) the "BillMyParents" name, trademark, servicemark or logo (the "BMP Mark"). Any intended use by Company of any Identification Materials with the BMP Mark shall require Talent's prior written approval in each instance. Any failure by Talent to approve any such association hereunder shall not be deemed a breach of this Agreement. Notwithstanding anything to the contrary, Talent acknowledges that the name of Company is "BillMyParents, Inc." and Company's use of such name, where required by law, rule or regulation, shall not be deemed a breach of any provision of this Agreement; provided, further, that Company reserves the right to use the BMP Mark in investor relations and Talent-approved public relations (IR/PR) releases, but agrees that Company advertising and marketing efforts will refer solely to the name of the product (e.g., SpendSmart or similar name) and not to the name "BillMyParents, Inc." (or any derivation thereof), and such use shall not be deemed a breach of any provision of this Agreement. Any approvals required under this section may be sent by mail or email to Talent's management [currently [redacted] and [redacted] and [redacted] at the addresses designated by Talent; provided, further, that Company shall have direct access to such contacts and each of such contacts, individually, shall have the power, on behalf of Talent, to provide such approval to Company. Talent's approval shall not be unreasonably conditioned, delayed or withheld.

Press Release: In connection with Company's official press release ("Press Release") relating to the subject matter of this Agreement, Talent shall (i) furnish Company with [redacted] mutually approved quote for use solely in connection with such Press Release, and (ii) participate in the filming of [redacted] video clip of at least [redacted] in length, the content of which shall be mutually determined by Talent and Company. Notwithstanding the foregoing, except as required by law, rule or regulation, Company shall not make any public announcement or issue any press release in respect to the subject matter of this Agreement without Talent's prior written approval.

Videos: Talent agrees to participate in the filming of [redacted] videos ("Videos") intended to address the general concept of responsible spending. Each Video shall be of at least [redacted] in length. Talent shall determine the concept for and key elements (including, without limitation, all creative personnel, production design, storyboards and scripts) of each Video in consultation with Company; provided that the script for any Video shall require the mutual approval of Talent and Company. Company, at Company's sole, non-recoupable expense, shall pay all costs in connection with each Video (including, without limitation, hair, make-up, wardrobe, and first-class travel and accommodation for Talent if Talent is required to travel for the production of a Video) in accordance with a budget approved by Company, in its sole discretion. The scheduling of the production day(s) for each Video shall be mutually determined by the parties hereto subject to Talent's professional availability and the provisions of Schedule A. Company shall have the right to exploit the Video solely through approved online outlets. Any and all content embodied in, and usage of the Videos including, without limitation, outtakes and "B" roll footage, shall be exclusively promotional and shall

at all times be subject to the prior written approval of Talent. Subject at all times to Client's availability and prior professional obligations and the provisions of Schedule A, Company will work with Talent to determine the production and release of the Videos to maximize their effectiveness throughout the Term.

Voice Greeting: Pursuant to the terms set forth in Schedule A, Talent shall record a greeting ("Talent Greeting") for Product cardholders, the content of which shall be mutually approved by Talent and Company.

E-Mail Greeting: Pursuant to the terms set forth in Schedule A, Talent and Company shall prepare an e-mail message ("Talent E-Mail") from Talent to Product cardholders, the content of which shall be mutually approved by Talent and Company. Company shall not send or otherwise make public the Talent E-Mail without Talent's prior written approval.

New Media Obligations: Talent shall post messages mutually approved by Company and Talent via Talent's social networking vehicles ("Social Media Posts")(e.g., Facebook, Twitter, Instagram) a minimum of [redacted] times during the Term. It is presently intended that the Social Media Posts include: [redacted] Social Media Posts promoting the Press Release and Videos; [redacted] Social Media Posts featuring photos of Talent with the Product; and [redacted] Social Media Posts related to Company promotions and/or giveaways. Company and Talent shall mutually determine the timing of the Social Media Posts to maximize their effectiveness throughout the Term. In addition, Talent shall "follow" Company on Twitter and "like" Company on Facebook during the Term. At no additional cost to Company, Talent shall feature a link to Company's website on a minimum of [redacted] of Talent's social networking vehicles, websites, blogs or such other online platform as selected by Talent from a list of pre-approved websites mutually agreed by Talent and Company. The parties hereby acknowledge www.bieberfever.com as a pre-approved website mutually agreed by Talent and Company.

Cardholder Experience: Talent agrees to participate in [redacted] mutually approved cardholder experiences (each a "Cardholder Experience") during the Term in support of the Company and/or Product. Cardholder Experiences may potentially include (i) the right for [redacted] cardholder to be present on set at Company's sole cost and non-recoupable expense at the filming of a music video featuring the performance of Talent, (ii) Talent's delivery (at Company's sole cost and non-recoupable expense) of the Product to up [redacted] cardholders in connection with a sweepstakes, promotion, or card activation campaign, or (iii) such other experience as is mutually agreed upon by Talent and Company. Each Cardholder Experience, including specific nature, timing and location of each Cardholder Experience, shall be subject to the prior written approval of Talent, subject to Talent's availability and prior professional commitments, and conditioned upon Company obtaining any and all necessary third party licenses, clearances, approvals, and permissions in connection with such Cardholder Experience.

Custom Mailers: During the Term, Talent shall send or authorize Company to send on Talent's behalf up to [redacted] custom mailers featuring the Product (preloaded with up to [redacted]) to a list of persons mutually agreed upon by Company and Talent.

Additional Obligations Of Talent: Talent agrees that Talent will use reasonable efforts to use and promote Company and Product during Talent's public appearances, provided Talent's failure to do so shall not be deemed a breach of this Agreement.

Charitable Contribution: After [redacted] active Talent Accounts have been created hereunder, Company agrees to donate [redacted] per active Talent Account hereunder, to a not-for-profit charitable organization mutually agreed upon by Talent and Company, up to a maximum contribution by Company of [redacted] Dollars.

Accounting: Company shall render monthly payments due Talent hereunder no later than the earlier of (A) seven (7) business days after the receipt by Company of information from its vendors necessary to calculate such payments for the applicable month or (B) thirty (30) days after the Calculation Date. Each payment shall be accompanied by a written statement setting forth in reasonable specificity the calculation of the Royalty, Incentive Compensation, and any other payments or compensation due

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A BLACK BAR AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Talent under this Agreement for such month (including, with respect to the last month of the Term, the number of shares purchasable under the Additional Warrant) and containing all necessary information related to such calculation (and any other information reasonably requested by Talent). Company will keep, maintain, and preserve (at its principal place of business) full and accurate books of account and records, with memoranda in sufficient detail so as to fully verify Company's compliance with all of its duties and obligations hereunder. Talent shall have the right, no more than once every twelve (12) months both during and after the Term, to have an independent certified public accountant or accounting firm of his choosing (the "Auditor") audit the books and business records of Company that relate to the Royalty and other payments due to Talent under this Agreement. The Auditor shall provide at least five (5) days' prior written notice and may conduct inspections at the place or places where such records are normally retained by the Company; provided that any such inspection does not unduly interfere with the business of the Company. The Auditor's inspection shall be limited solely to those accounts and records relevant to the Royalty, Incentive Compensation, and any other payments or compensation due to Talent under this Agreement (including the number of shares purchasable under the Additional Warrant). In the event that an inspection reveals a discrepancy in the amount owed to Talent, Company shall pay such discrepancy. In the event that such discrepancy is in excess of ten percent (10%) of the amount to have been originally and correctly paid to Talent, Company shall pay the reasonable and actual costs of the audit and Talent shall be entitled to another audit during such twelve (12) month period.

Endorsement of Competitive Products/Services: During the Term or any Extension Period, Talent will not authorize the use of the Identification Materials, nor will Talent render services in connection with any radio or television commercial or participate in any other advertising, marketing, promotion, publicity or endorsement in the Territory, for a prepaid debit card. For the avoidance of doubt, the restriction set forth in the preceding sentence shall not in any way prevent Talent from entering into any agreement(s) during or after the Term or any Extension Period to endorse, promote, market or otherwise authorize the use of Identification Materials in connection with a credit card, non-prepaid debit card, or financial services company.

Ownership of Material: Subject to the grant of rights set forth above, Talent's services, and the works, results and proceeds thereof, including, without limitation, any materials created hereunder (but excluding any proprietary materials supplied by Talent for such purposes) (collectively, the "Results and Proceeds") have been specially ordered or commissioned by Company and constitute a work-made-for-hire. If, under any applicable law, the fact that the Results and Proceeds is a "work made for hire" is not effective to place authorship and ownership of the Results and Proceeds and all rights therein in Company, or if it is determined that the Results and Proceeds or any part thereof does not constitute a "work made for hire" for Company within the meaning of any copyright law, then to the fullest extent allowable and for the full term of protection otherwise accorded to Talent under such applicable law, Talent hereby assigns to Company, exclusively and perpetually all rights of every kind in and to the Results and Proceeds and any and all of Talent's right, title and interest in the Results and Proceeds and any other works now or hereafter created containing any of the Results and Proceeds.

Intellectual Property: All names, titles, trademarks, service marks and logos ("Intellectual Property") of Company or Talent are and shall remain the sole and exclusive property of Company or Talent, as applicable. Neither Company nor Talent shall acquire or own any right, title or interest in any of the other party's Intellectual Property and neither party shall use any of the other party's Intellectual Property without the other party's prior written consent.

Representations & Warranties: Talent represents and warrants that (i) Talent possesses the full right, power and authority to enter into and fully perform this Agreement; (ii) there are (and will be) no restraints or limitations upon Company's usage rights granted herein; (iii) there are no third party agreements or arrangements preventing Talent from entering into and carrying out the services contemplated under this Agreement nor from granting Company the rights and benefits set forth herein; and (iv) all materials

supplied by Talent are owned and/or controlled by Talent or under a valid license and will not violate or infringe the rights of any third party.

Company represents and warrants that (i) it possesses the full right, power and authority to enter into and fully perform this Agreement, (ii) it is free of any contractual obligation that would prevent it from entering into or performing its obligations under this Agreement, and (iii) it shall comply with all applicable laws and regulations in fulfilling its obligations hereunder.

Indemnity: Each party hereto agrees to indemnify and hold the other and their respective successors, assigns, distributors, licensees, officers, directors and employees harmless against any claim, liability, cost and expense (including reasonable outside attorneys' fees and legal costs actually incurred) in connection with any third-party claim which is inconsistent with any agreement, covenant, representation, or warranty made by the indemnifying party herein, which has been reduced to a final, adverse, non-appealable judgment or has been settled with the indemnifying party's prior written consent.

Confidentiality: Any information in any form supplied to either party in connection with this Agreement concerning Talent, Company, the Product, Company's business, marketing plans, or policies or any of its respective affiliates, subsidiaries, parent, or clients, shall be deemed to be confidential and proprietary information of such other party to which such information relates and shall at all times remain the exclusive property of such party. Notwithstanding anything to the contrary contained herein, Company expressly acknowledges and agrees that Talent's privacy is highly valued. Accordingly, Company hereby agrees that, as a material term hereof, all efforts will be made by Company, its respective agents, servants, employees, representatives and attorneys to maintain Talent's privacy and confidentiality with respect to all information and other material of any kind concerning Talent including, without limitation, information in any way relating to Talent's entertainment and/or business activities, financial affairs or personal life, except for information or material publicly and intentionally disclosed by Talent for general dissemination to the public. Confidential Information shall not include any information which: (i) at the time of disclosure to the receiving party is generally available to and known by the public (other than as a result of a disclosure made directly or indirectly in violation of this Agreement); (ii) becomes publicly available in the future (other than as a result of a disclosure made directly or indirectly in violation of this Agreement); (iii) was available to the receiving party, or its employees or agents, on a non-confidential basis from a source other than the disclosing party (provided that such source possessed such Confidential Information lawfully and is not or was not bound to maintain the confidentiality of such information); or (iv) has been independently acquired or developed by the receiving party without violating any of its obligations under this Agreement.

Morals Clause: During the Term of this Agreement (and any Extension Period, if applicable), Talent shall not engage in any conduct in violation of any criminal statute involving an act of moral turpitude. In the event that Company believes that Talent has violated this standard, Talent agrees that Company may terminate this Agreement (which if terminated, must be exercised by Company by written notice to Talent within thirty (30) days following the date that Company has notice of a violation under this section).

During the Term of this Agreement (and any Extension Period, if applicable), Company and its officers shall not engage in any conduct in violation of any criminal statute involving an act of moral turpitude. In the event that Talent believes that Company or any of its officers has violated this standard, Company agrees that Talent may terminate this Agreement (which if terminated, must be exercised by Talent by written notice to Company within thirty (30) days following the date that Talent has notice of a violation under this section).

Non-Disparagement: During the Term of this Agreement (and any Extension Period, if applicable), neither party will make any public statement (or any statement that becomes public) that disparages the other party, any of such party's officers, directors, representatives, members or employees including, but not limited to, any statement that disparages Talent, Company's products and/or services, finances, financial condition, capabilities or other aspect of the business of such party. In the event that either party has

violated the foregoing clause, the non-breaching party shall have the right to terminate this Agreement, which must be exercised by the non-breaching party within thirty (30) days following the date of such public statement, or the date on which the statement becomes public, as the case may be. Company agrees that it shall include in its employee manual a prohibition against the making of disparaging public comments about Talent, and shall verify to Talent that all employees of Company have received training regarding this provision.

Termination: In the event that either party breaches any representation, warranty, covenant or other obligation set forth in this Agreement, and fails to cure such breach as promptly as practicable but in any event within thirty (30) calendar days (except ten (10) calendar days in respect of payment of monies due hereunder) of notice by the non-breaching party of such breach, then the non-breaching party shall be entitled to terminate this Agreement at any reasonable time thereafter. In the event of such termination by Company, Talent shall be entitled to no further payment under this Agreement; provided, that Talent shall be entitled to retain any consideration earned and/or received by Talent up to and including the date of termination (including, without limitation, any and all portions of the Advance received prior to such date and any Warrants, Additional Warrant and Further Warrant(s) vested). In the event of such termination by Talent, Talent shall be entitled to full vesting of the Warrants and any Additional Warrants (and any Further Warrant, if applicable) granted hereunder.

Notices: Notices provided for herein shall be considered effectively given when personally delivered, three (3) days after being sent by certified mail or registered mail (return receipt requested), postal prepaid, or by FedEx or UPS with tracking of shipment, addressed as provided above. Copies of all notices to Talent shall be sent simultaneously to: Myman Greenspan Fineman Fox Rosenberg & Light, LLP, 11601 Wilshire Blvd., Suite 2200, Los Angeles, California, Attention: Aaron D. Rosenberg, Esq., email address: [redacted] Copies of all notices to Company shall be sent simultaneously to: Ruskin Moscou Faltischek, PC, 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556, Attention: Seth I. Rubin, Esq.; email address: [redacted]

Assignment: This Agreement may not be assigned by Company without Talent's prior written consent. This Agreement may not be assigned by Talent without Company's prior written consent, except that Talent shall have the right to assign this Agreement or any of the rights granted to Talent hereunder to any subsidiary, affiliated or controlling corporation or individual, or to any person owning or acquiring a substantial portion of the stock or assets of Talent; provided that any services that are personal to Talent cannot be assigned without Company's prior written consent.

Miscellaneous: (a) The relationship between the parties is that of independent contractors. Accordingly, nothing contained herein shall be deemed to constitute the parties as a partnership, joint venture, employer/employee, principal/agent or any other type of relationship, nor to make one party liable in whole or in part for any obligations assumed by the other herein or for any liability incurred by the other party in carrying out any of the provisions hereof, or otherwise; (b) This Agreement is entered into in the State of California and shall be construed in accordance with the laws of this State applicable to agreements entered into and wholly to be performed therein; the parties agree to submit to the jurisdiction of the state and federal courts located in Los Angeles County in any action which may arise out of this Agreement and said courts shall have exclusive jurisdiction over all disputes between the parties pertaining to this Agreement and all matters related thereto; (c) This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, cannot be modified without an instrument in writing signed by both parties; (d) Company shall not be deemed to be in default or breach of this Agreement unless Company is given notice thereof and same is not cured within thirty (30) days after such notice; and (e) This Agreement shall become effective upon delivery to each party of original, photocopied, or electronically transmitted (whether by facsimile, or by email in .TIFF, .PDF or .JPG formats) signature pages, either jointly or in counterparts, that together (but need not individually) bear the signatures of all other parties.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A BLACK BAR AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

BILLMYPARENTS, INC.

By: */s/ Michael R. McCoy*
An authorized signatory

JUSTIN BIEBER BRANDS, LLC

By: */s/ Justin Bieber*
An authorized signatory